UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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EOS ENERGY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Eos Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 16, 2025
To the Stockholders of Eos Energy Enterprises, Inc.:
NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/EOSE2025SM on October 16, 2025, at 10:00 a.m. Eastern Time for the following purposes:
1.To approve, for purposes of complying with the Nasdaq Listing Rules, including, but not limited to, Rule 5635, the Company’s issuance of shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), to the Affiliated Purchaser (as defined in the proxy statement), upon redemption or conversion of the Notes (as defined in the proxy statement) pursuant to the Indenture (as defined in the proxy statement) as supplemented by the First Supplemental Indenture (as defined in the proxy statement) (the “Share Issuance Proposal”).

2.To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Share Issuance Proposal or the absence of a quorum (the “Adjournment Proposal”).
The Company will also transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. Only stockholders who owned Common Stock of the Company at the close of business on August 20, 2025 (the “Record Date”) can vote at this meeting or any adjournments that take place. The Company will begin mailing the Notice of Internet Availability to our stockholders of record as of the Record Date for the first time on or about September 2, 2025.
The Board of Directors recommends that you vote:
Proposal 1:    FOR the Share Issuance Proposal; and
Proposal 2:    FOR the Adjournment Proposal.
2025 Virtual Special Stockholder Meeting
The Board of Directors (the “Board”) has determined to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by stockholders from all locations at no cost. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EOSE2025SM at the meeting date and time. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual Special Meeting login page for assistance. Technical assistance will be available through the conclusion of the Special Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 16, 2025
The Notice of Special Meeting of Stockholders to be held on October 16, 2025 and the accompanying Proxy Statement is available, free of charge, at http://www.proxyvote.com.
The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement and a proxy card or voting instruction card. Stockholders can also request to receive future proxy materials in printed form by mail or electronically by email by contacting Investor Relations Department at 862-207-7955 or email ir@eose.com.
By Order of the Board of Directors
/s/ Michael Willis Silberman
Michael Willis Silberman
Chief Legal Officer and Corporate Secretary
September 2, 2025

Eos Energy Enterprises, Inc.

3920 PARK AVENUE
EDISON, NEW JERSEY 08820
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 16, 2025
We have made available our proxy materials because the Board of Directors (the “Board”) of Eos Energy Enterprises, Inc., a Delaware corporation (referred to herein as the “Company,” “Eos,” “we,” “us” or “our”) is soliciting your proxy to vote at our Special Meeting of Stockholders (the “Special Meeting”) to be held on October 16, 2025 at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/EOSE2025SM.
•This Proxy Statement summarizes information about the proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote.
•The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. The Company and its directors, officers and advisory board members may also solicit proxies in person. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We have engaged Sodali & Co (“Sodali”) to assist in the solicitation of proxies for the Special Meeting. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Special Meeting materials, which include this Proxy Statement, over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of August 20, 2025 (the “Record Date”) for the first time on or about September 2, 2025.
The Notice of Internet Availability will contain instructions on how to access and review the Special Meeting materials and will also contain instructions on how to request a printed copy of the Special Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials so that they can supply these materials to the beneficial owners of shares of our Common Stock as of the Record Date. The Proxy Statement is available, free of charge, at proxyvote.com.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained herein, the matters set forth in this Proxy Statement are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our redemption of the Notes (as defined herein) and the consequences for failure to obtain stockholder approval and statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and the information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.
Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to achieve the operational milestones on the delayed draw term loan; our ability to raise financing in the future; risks associated with the credit agreement with Cerberus, including risks of default, dilution of outstanding Common Stock, consequences for failure to meet milestones and contractual lockup of shares; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act; the timing and availability of future funding under the Department of Energy loan facility; our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; our ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; our ability to maintain the listing of our shares of Common Stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; and other risks and uncertainties.
The forward-looking statements contained in this Proxy Statement are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the SEC, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the SEC from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this Proxy Statement.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

PROPOSAL NO. 1: APPROVAL OF THE SHARE ISSUANCE PROPOSAL
General
In order to comply with Nasdaq Listing Rule 5635, as described in more detail below, our stockholders are being asked to approve the issuance of the shares of our Common Stock that may be issued to the Affiliated Purchaser upon redemption or conversion of the Notes pursuant to the Indenture as supplemented by the First Supplemental Indenture.
Background Regarding the Notes
On January 18, 2023, the Company issued $13,750,000 in aggregate principal amount of the Company’s 26.5% Convertible Senior PIK Notes due 2026 (the “Original Notes”) to Great American Insurance Company, Ardsley Partners Renewable Energy, LP, CCI SPV III, LP, Denman Street LLC, John B. Berding Irrevocable Children’s Trust, John B. Berding (collectively, the “Non-Affiliated Purchasers”), and AE Convert, LLC (the “Affiliated Purchaser”, and, together with the Non-Affiliated Purchaser, the “Investors”), pursuant to that certain Investment Agreement, dated as of January 18, 2023, between the Company and the Investors (the “Investment Agreement”). The Affiliated Purchaser is a Delaware limited liability company managed by Russell Stidolph, the chairman of our Board. The Non-Affiliated Purchasers purchased an aggregate of $11,725,000 of the Original Notes, and the Affiliated Purchaser Purchased $2,025,000 of the Original Notes. Based on Mr. Stidolph’s financial interest in the Affiliated Purchaser, $475,000 of the Original Notes was attributable to him. The Investment Agreement included the ability to re-issue the Original Notes under an indenture to facilitate transferability.
As permitted by the Investment Agreement, on May 25, 2023, the Original Notes were cancelled and the Company re-issued the Original Notes (as reissued the “Notes”) to the Investors in an aggregate principal amount of $13,750,000 under the same terms as the Original Notes, pursuant to an indenture with Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of May 25, 2023 (the “Indenture”). The Notes amended, restated and replaced, but did not extinguish the indebtedness in the original principal amount of $13,750,000 evidenced by, and was not a novation or discharge of, the Original Notes.
On July 29, 2025, the Company entered into a first supplemental indenture dated as of July 28, 2025 to the Indenture with Wilmington Trust, National Association, as trustee, relating to the Notes (the “First Supplemental Indenture”), to (1) extend the maturity date of the Notes from June 30, 2026 (the “Original Maturity Date”) to September 30, 2034; (2) reduce the interest rate of the Notes to 7.0%, commencing on the Original Maturity Date; and (3) amend the optional redemption provision therein to allow for optional redemption pro rata excluding the Affiliated Purchaser. In connection with the First Supplemental Indenture, the Company agreed to (i) exercise its optional redemption of all outstanding Notes (other than those held by the Affiliated Purchaser), (ii) use commercially reasonable efforts under applicable law to hold a special meeting of stockholders on or prior to October 31, 2025 for the purpose of satisfying the stockholder approval requirement included in the Indenture with respect to redemption of the Notes of the Affiliated Purchaser, and (iii) upon satisfaction of the stockholder approval requirement, exercise the optional redemption right for the Affiliated Purchaser.
The Notes bear interest at a rate of 26.5% per annum until June 30, 2026, and thereafter, the interest rate of the Notes reduces to 7.0%. All interest payments are made through an increase in the principal amount of the outstanding Notes or through the issuance of additional notes (such interest is referred to herein as “PIK Interest”). Interest on the Notes is payable semi-annually in arrears on June 30 and December 30, and commenced on June 30, 2023, with a maturity date of September 30, 2034 (the “Maturity Date”), subject to earlier conversion, redemption or repurchase.
The principal and accrued interest of the Notes are convertible at the option of the holder (the “Conversion Option”) at any time until the business day prior to the Maturity Date, including in connection with a redemption by the Company. The Notes are convertible into shares of the Common Stock, based on an initial conversion price of approximately $1.67 per share subject to customary anti-dilution and other adjustments. The Company has the right to settle conversions in shares of Common Stock, cash, or any combination thereof.

On or after June 30, 2024, provided that the Company has obtained stockholder approval to the extent required under Nasdaq Listing Rules, the Notes are redeemable by the Company in the event that the closing sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice. Prior to the Original Maturity Date, the redemption price will be equal to the then current principal amount of the Notes (inclusive of all PIK Interest), plus the aggregate amount of all interest payments on the Notes that the holders of the Notes to be redeemed would have been entitled to receive had the Notes remained outstanding to the Original Maturity Date. After the Original Maturity Date, the redemption price equals an amount equal to the then-current principal amount of the Notes (inclusive of all PIK Interest) plus the aggregate amount of all accrued and unpaid or un-capitalized interest payments on the principal amount of the Notes accrued through, but excluding the date of redemption.
On August 1, 2025, the Company delivered a notice of redemption (the “Notice”), pursuant to which the Non-Affiliated Purchasers were notified that all of their Notes would be redeemed in accordance with the terms of the Indenture. Pursuant to the terms of the Indenture, prior to the redemption date, all of the Non-Affiliated Holders elected to convert all of their Notes for the redemption price of the Notes, which was equal to the then current principal amount of their Notes (inclusive of all PIK Interest), plus the aggregate amount of all interest payments on the Notes that the holders of the Notes to be redeemed would have been entitled to receive had the Notes remained outstanding to the Original Maturity Date. Accordingly, the Company issued the Non-Affiliates Purchasers an aggregate of 16,578,810 shares of Common Stock. As of the date hereof, the Non-Affiliated Purchasers no longer hold any Notes, and the Affiliated Purchaser continues to hold the remaining Notes with an aggregate principal amount equaling $3,728,253. Based on Mr. Stidolph’s financial interest of 23.46% in the Affiliated Purchaser, $874,528 of the remaining Notes is attributable to him.
Reasons for Seeking Stockholder Approval
Pursuant to Nasdaq Marketplace Rule 5635(d), stockholder approval is required prior to the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction other than a public offering at a price less than the minimum price which either alone or together with sales by officers, directors or substantial stockholders of the Company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance (the “20% Cap”). For this purpose, “minimum price” is the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the Investment Agreement and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the Investment Agreement. If the Company elects to exercise its optional redemption right with respect to the Affiliated Holder’s Notes prior to the Original Maturity Date, the Affiliated Holder would be entitled to receive, upon redemption or conversion of the Notes following receipt of a redemption notice, shares of Common Stock in respect of unaccrued interest through, but excluding, the Original Maturity Date, which could be deemed to make the effective conversion price of the Notes less than the minimum price at the time of the original issuance, and under Nasdaq rules, the shares issuable under the Affiliated Purchaser’s Notes may then be subject to aggregation with the shares issued to the Non-Affiliated Purchasers upon conversion of their Notes. The shares of Common Stock issuable to the Affiliated Purchaser upon redemption or conversion of the Notes, when taken together with the Notes held by Non-Affiliated Purchasers, exceeded 20% at the time of issuance of the Original Notes. Accordingly, pursuant to the Indenture as supplemented by the First Supplemental Indenture, the Notes held by the Affiliated Purchaser cannot be redeemed prior to the Original Maturity Date in excess of the 20% Cap without stockholder approval. We are therefore seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d) for the issuance of Common Stock upon redemption or conversion of the Notes.

Pursuant to Nasdaq Listing Rule 5635(c), stockholder approval is also required prior to the issuance of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of equity compensation. For this purpose, “equity compensation” includes Common Stock (and/or securities convertible into or exercisable for Common Stock) issued to the Company’s officers, directors, employees or consultants at a discount to the market value of the Common Stock, with “market value” defined as the consolidated closing bid price immediately preceding the time that the Company entered into the Investment Agreement. The Company is of the view that exercise of the optional redemption right prior to the Original Maturity Date would not constitute equity compensation. However, to the extent that the issuance of shares of Common Stock to the Affiliated Purchaser upon a redemption or conversion of the Notes prior to the Original Maturity Date, for which the redemption price would reflect unaccrued interest to the Original Maturity Date, could be deemed for purposes of the Nasdaq Listing Rules to be equity compensation, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(c) for the issuance of Common Stock to the Affiliated Purchaser upon redemption or conversion of the Notes.
Impact of Approval of the Share Issuance Proposal
Following the Stockholder Approval, the Company will be permitted to exercise its optional redemption right with respect to the Notes held by the Affiliated Purchaser prior to the Original Maturity Date, and such Notes will be redeemable for or, following the delivery of a redemption notice, convertible into, 2,863,291 shares of Common Stock on or prior to the Original Maturity Date. The Company has agreed that, if Stockholder Approval is obtained, it shall exercise the optional redemption right for the Affiliated Purchaser.
Potential Consequences if the Share Issuance Proposal is Not Approved
The failure of the Company’s stockholders to approve the Share Issuance Proposal will mean that: (i) the Company cannot redeem the Notes held by the Affiliated Purchaser prior to the Original Maturity Date, (ii) if the trading price of our Common Stock declines and we are unable to redeem the Notes at or prior to the Original Maturity Date, we may owe additional shares to the Affiliated Purchaser upon conversion or redemption in respect of additional accrued interest after the Original Maturity Date, or we may be required to repay the Notes in cash at maturity, and (iii) the Company will accrue 7% PIK interest per annum on the Notes after the Original Maturity Date.
Interests of Certain Persons in the Proposal
When you consider our Board recommendation to vote in favor of the Share Issuance Proposal, you should be aware that, as discussed above, the Affiliated Purchaser is managed by Russell Stidolph, the chairman of our Board. Mr. Stidolph has recused himself from any Board discussions or actions with respect to the Share Issuance Proposal. The Company will not be able to exercise the optional redemption right prior to the Original Maturity Date with respect to the Notes held by the Affiliated Purchaser unless the Share Issuance Proposal is approved by our stockholders.
Effect on Current Stockholders
As of August 12, 2025, there were 279,213,528 shares of Common Stock issued and outstanding and an aggregate of 278,849,356 shares of Common Stock issuable upon the conversion or exercise of outstanding convertible securities. If the Share Issuance Proposal is approved and the Company elects to redeem the Affiliated Purchaser’s Notes before the Original Maturity Date, the Affiliated Purchaser will be entitled to receive an aggregate of 2,863,291 shares of Common Stock (or 1.03% of our Common Stock outstanding as of August 12, 2025) upon redemption or conversion following the receipt of a redemption notice.
THE BOARD RECOMMENDS A VOTE
FOR APPROVAL OF THE SHARE ISSUANCE PROPOSAL

PROPOSAL NO. 2: APPROVAL OF THE ADJOURNMENT PROPOSAL
The Board believes that (i) if the number of shares of the Company’s Common Stock voted is insufficient to approve the Share Issuance Proposal or (ii) in the absence of a quorum, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Share Issuance Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof, if necessary, to a later date or dates to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to approve the Share Issuance Proposal at the Special Meeting. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Share Issuance Proposal. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal and/or convince our stockholders who have not voted their shares to vote them in favor of Proposal 1.
The Adjournment Proposal relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the Share Issuance Proposal. The Company retains full authority to the extent set forth in the Second Amended and Restated Bylaws, to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the consent of any stockholder.
THE BOARD RECOMMENDS A VOTE
FOR APPROVAL OF THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our Common Stock as of August 12, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock;
•each of our directors and named executive officers; and
•all directors and executive officers as a group.
A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options, warrants and restricted stock units held by that person that are currently exercisable or exercisable within 60 days of August 12, 2025.
Unless stated otherwise, the percentage of shares beneficially owned is computed on the basis of 279,213,528 shares of our Common Stock outstanding as of August 12, 2025.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number of Securities Beneficially Owned	Percentage
5% Stockholder
CCM Denali Equity Holdings, LP (3)	159,587,654	36.4%
Black Rock, Inc. (4)	16,645,742	6.0%
Capital Ventures International (5)	15,168,902	5.3%

Directors and Executive Officers
Joe Mastrangelo(1)	1,949,054	*
Nathan Kroeker(1)	612,512	*
Michael Silberman(1)	241,612	*
Russell Stidolph(2)	4,283,509	1.5%
Alex Dimitrief(1)	502,099	*
Marian “Mimi” Walters(1)	434,282	*
Claude Demby(1)	372,883	*
Jeff Bornstein(1)	371,304	*
Jeffrey McNeil(1)	424,903	*
Nicholas Robinson(1)	—	*
Gregory Nixon(1)	—	*
David Urban(1)	46,221	*
Joseph Nigro(1)	35,385	*
All directors and executive officers as a group (13 individuals)	9,273,764	3.3%

* Less than 1%.
(1) The business address of each of these entities or individuals is c/o 3920 Park Avenue Edison, New Jersey 08820.

(2) Represents (i) 364,355 shares of common stock directly owned by Mr. Stidolph, (ii) 594,246 shares of common stock issuable upon exercise of vested options held by Mr. Stidolph, (iii) 2,653,272 shares of common stock in which Mr. Stidolph has a pecuniary interest in that are held directly by AltEnergy LLC, or AltEnergy, AltEnergy Storage LLC, or AltEnergy I, AltEnergy Storage II LLC, or AltEnergy II, AltEnergy Storage V LLC, or AltEnergy V, AltEnergy VI LLC, or AltEnergy VI, AltEnergy Storage Bridge LLC, or Bridge, and AltEnergy Transmission LLC, or Transmission, (collectively, the “AltEnergy Shares”) and (iv) 671,636 shares of common stock issuable upon conversion of the outstanding 26.5% Convertible Senior PIK Notes due 2026 held by AE Convert, LLC. Mr. Stidolph disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Mr. Stidolph is the managing director of AltEnergy, the managing member of each of AltEnergy I, AltEnergy II, AltEnergy VI, AltEnergy V, Bridge, and Transmission, and has voting and dispositive power with respect to the AltEnergy Shares. Mr. Stidolph is a manager of AE Convert, LLC, and has voting and dispositive power with respect to the securities owned by AE Convert, LLC. The percentage of shares beneficially owned by Mr. Stidolph is computed on the basis of 279,213,528 shares of our common stock outstanding as of August 12, 2025 and 671,636 shares of common stock issuable upon conversion of the outstanding 26.5% Convertible Senior PIK Notes due 2026 held by AE Convert, LLC. The address of Mr. Stidolph and each of the above referenced entities is 137 Rowayton Avenue, Rowayton, CT 06853.
(3) Includes 43,276,194 shares of common stock of the Company issuable upon exercise of the Initial Warrant and 31,940,063 shares of common stock of the Company issuable upon conversion of 31.940063 shares of Series B-1 Preferred Stock, 28,806,463 shares of common stock of the Company issuable upon conversion of 28.806463 shares of Series B-2 Preferred Stock, 38,259,864 shares of common stock of the Company issuable upon conversion of 38.259864 shares of Series B-3 Preferred Stock, and 17,305,070 shares of common stock of the Company issuable upon conversion of 16.150528 shares of Series B-4 Preferred Stock that is directly held by CCM Denali Equity. CCM Denali Equity Holdings GP, LLC (“CCM Denali Equity GP”) is the general partner of CCM Denali Equity. Cerberus Capital Management II, L.P. (“Cerberus Capital Management II”) is the sole member of CCM Denali Equity GP. Due to their relationships with CCM Denali Equity, each of CCM Denali Equity GP and Cerberus Capital Management II may be deemed to beneficially own the securities of the Company held directly by CCM Denali Equity. The address for each of CCM Denali Equity, CCM Denali Equity GP and Cerberus Capital Management II is 875 Third Avenue, 11th Floor, New York, NY 10022.
(4) The information in the table above is based solely on information contained in this stockholder’s Schedule 13G under the Exchange Act filed by such stockholder with the SEC on July 17, 2025. This Schedule 13G reflects the securities beneficially owned, or deemed to be beneficially owned, by certain business units (collectively, the "Reporting Business Units") of BlackRock, Inc. and its subsidiaries and affiliates. It does not include securities, if any, beneficially owned by other business units whose beneficial ownership of securities are disaggregated from that of the Reporting Business Units. This statement should not be construed as an admission that any of the foregoing persons or any reporting person is the beneficial owner of the shares listed herein. The address for this stockholder is 50 Hudson Yards New York, NY 10001.
(5) The information in the table above is based solely on information contained in this stockholder’s Schedule 13G under the Exchange Act filed by such stockholder with the SEC on August 13, 2025. G1 Execution Services, LLC, SIG Brokerage, LP and Susquehanna Securities, LLC are affiliated independent broker-dealers which, together with Capital Ventures International and Susquehanna Advisors Group, Inc., may be deemed a group. The number of shares reported as beneficially owned by Capital Ventures International consists of shares issuable upon conversion of convertible notes. The number of shares reported as beneficially owned by G1 Execution Services, LLC includes 591 shares issuable upon the exercise of warrants to purchase shares. The number of shares reported as beneficially owned by Susquehanna Securities, LLC includes options to buy 4,682,600 shares. This statement should not be construed as an admission that any of the foregoing persons or any reporting person is the beneficial owner of the shares listed herein. The addresses of the entities are as follows: Capital Ventures International is located at P.O. Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1103, Cayman Islands. G1 Execution Services, LLC is located at 175 W. Jackson Blvd., Suite 1700, Chicago, IL 60604. SIG Brokerage, LP, Susquehanna Advisors Group, Inc., and Susquehanna Securities, LLC are located at 401 E. City Avenue, Suite 220, Bala Cynwyd, PA 19004.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Eos stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (1) notify your broker or (2) direct your written request to our Investor Relations Department at 3920 Park Avenue, Edison, New Jersey 08820, 862-207-7955 or email ir@eose.com. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address below, a separate copy of the Proxy Statement and Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
If you have questions about the proposals or this Proxy Statement, would like additional copies of this Proxy Statement, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Sodali, our proxy solicitor, by calling (800) 662-5200 (toll-free), or collect at (203) 658-9400 (for banks and brokers), or by emailing EOSE.info@investor.sodali.com. You will not be charged for any of the documents that you request.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Special Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
All requests should be directed our Investor Relations department at 3920 Park Avenue, Edison, New Jersey 08820, 862-207-7955 or email ir@eose.com.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made a Notice of Internet Availability that contains instructions on accessing this Proxy Statement and Proxy Card available to you or have delivered printed proxy materials to you because the Board is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the Special Meeting. You are invited to attend the virtual Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Special Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.
The Notice of Internet Availability or the printed proxy materials are being sent to our stockholders on or about September 2, 2025.
Who can vote at the Special Meeting?
The outstanding voting securities of Eos are shares of Common Stock. There were 279,216,376 shares of Common Stock outstanding as of August 20, 2025, the Record Date. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. Shares of Common Stock issued upon conversion of the Notes will not be entitled to vote at the Special Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of August 20, 2025 you may vote online during the virtual Special Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet, or by telephone. Whether or not you plan to attend online the virtual Special Meeting, we encourage you to vote by proxy ahead of the Special Meeting to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting and vote. In such case, your previously submitted proxy will be disregarded.
•To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Special Meeting, we will vote your shares in accordance with the Proxy Card.
•To vote by proxy over the internet before the Special Meeting, follow the instructions as directed on the enclosed Proxy Card or on the Notice of Internet Availability.
•To vote by telephone, you may vote by proxy by calling the toll-free number found on the enclosed Proxy Card or on the Notice of Internet Availability.
•To vote at the virtual Special Meeting, you will need the 16-digit control number included on your Proxy Card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting login page for assistance.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a Proxy Card and voting instructions with these proxy materials from the brokerage firm, bank, dealer or other similar organization that holds your shares, rather than from us. Simply complete and mail the Proxy Card to ensure that your vote is counted. To vote online at the virtual Special Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent and follow the accompanying instructions included with these proxy materials.
We provide internet proxy voting to allow you to vote your shares online before the Special Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
What am I voting on?
There are two matters scheduled for a vote:
•Proposal 1: To approve, for purposes of complying with the Nasdaq Listing Rules, including, but not limited to, Rule 5635, the Company’s issuance of shares of the Company’s Common Stock to the Affiliated Purchaser upon redemption or conversion of the Notes pursuant to the Indenture as supplemented by the First Supplemental Indenture (the “Share Issuance Proposal”).
•Proposal 2: To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Share Issuance Proposal or the absence of a quorum (the “Adjournment Proposal”).
How does the Board recommend that I vote on the proposals?
The Board recommends that you vote as follows:
•“FOR” Proposal 1: the Share Issuance Proposal.
•“FOR” Proposal 2: the Adjournment Proposal.
What is the required vote to approve the proposals discussed in this Proxy Statement?
With respect to Share Issuance Proposal, the proposal must receive a majority of votes cast. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Special Meeting.
With respect to Adjournment Proposal, the proposal must receive a majority of votes cast. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Special Meeting.
If you are a beneficial holder and you do not instruct your bank or broker how to vote your shares, your bank or broker cannot exercise its discretionary authority to vote your shares regarding Proposal 1 and Proposal 2. Therefore, in order for your voice to be heard, it is important that you vote.
What are “broker non-votes”?
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to instruct your broker to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. We do not expect there to be any broker non-votes at the Special Meeting because we believe that all proposals presented at the Special Meeting are considered “non-routine” matters under applicable rules and, therefore, if you do not give instructions to your broker, they will not be able to exercise discretionary authority to vote your shares.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal. If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date.
•You may send a written notice that you are revoking your proxy to our Investor Relations Department at 3920 Park Avenue, Edison, New Jersey 08820, 862-207-7955 or email ir@eose.com.
•You may attend the virtual Special Meeting through online presence and vote online. Simply attending the Special Meeting will not, by itself, revoke your prior proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a stockholder proposal pursuant to Rule 14a-8 of the Exchange Act to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 27, 2025 to Eos Energy Enterprises Inc., c/o Elizabeth Higley, 3920 Park Avenue, Edison, New Jersey 08820, or email at ir@eose.com.
Pursuant to our Second Amended and Restated Bylaws, in order for a stockholder to present a proposal at the annual meeting, other than 14a-8 proposals to be included in the Proxy Statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary at Eos Energy Enterprises Inc., 3920 Park Avenue, Edison, New Jersey 08820, which must be received between January 15, 2026 and February 14, 2026; provided that if the date of the 2026 annual meeting is more than 30 days before or more than 60 days after May 15, 2026, notice must be received no earlier than 120 days prior to such annual meeting and no later than the later of the 90th day prior to the annual meeting date or the 10th day following the day on which public announcement of the 2026 annual meeting date is first made by the Company. You are also advised to review our Second Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements, including the timing and other requirements, under the Company’s Second Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting of Stockholders must also provide notice to our Secretary that sets forth all information required by Rule 14a-19 under the Exchange Act, and such notice must be received no later than March 16, 2026. A shareholder seeking to utilize the universal proxy rules must comply with those rules and must also comply with the Company’s Second Amended and Restated Bylaws, including the obligation to provide timely notice as described above.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Special Meeting are present online or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Special Meeting. If there is no quorum, the chair of the Special Meeting may adjourn the Special Meeting to another time or place. Abstentions and “broker non-votes” (if any) will count toward the establishment of a quorum.
How can I find out the results of the voting at the Special Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Special Meeting.
Who can help answer my questions?
If you have questions about this Proxy Statement or if you need additional copies of the proxy materials, you should contact our Investor Relations department at 862-207-7955 or email ir@eose.com. To obtain timely delivery, our stockholders must request the materials on or before October 2, 2025.
Who will solicit and pay the cost of soliciting proxies?
Eos will pay the cost of soliciting proxies for the general meeting. Eos will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the Internet or at the Special Meeting. They will not be paid any additional amounts for soliciting proxies. In addition, we have retained Sodali to act as a proxy solicitor in conjunction with the Special Meeting. We have agreed to pay that firm $12,500, plus reasonable out-of-pocket expenses, for proxy solicitation services.
How do I attend the Special Meeting?
Our Board has determined to hold a virtual-only Special Meeting. You may attend the Special Meeting live via the Internet at www.virtualshareholdermeeting.com/EOSE2025SM. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting.

How to Participate in the Special Meeting	Online: 1. Visit www.virtualshareholdermeeting.com/EOSE2025SM; and
2. Enter the 16-digit control number included on your Notice of Special Meeting of Stockholders (“Notice”), on your Proxy Card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.
You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on October 16, 2025. The meeting will begin promptly at 10:00 a.m. Eastern Time.

Can I ask questions at the Special Meeting?
Stockholders as of our Record Date will have an opportunity to submit questions live via the Internet during the meeting. The Special Meeting site will provide stockholders with information regarding (i) time guidelines for their questions, rules around what types of questions are allowed, and rules for how questions and comments will be recognized and disclosed to meeting participants; and (ii) procedures for posting appropriate questions received during the meeting and our answers on our website as soon as practical after the meeting. Once you are logged into the Special Meeting, you will be able to submit your questions directly to the Company. Our virtual meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/EOSE2025SM in advance of the Special Meeting.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on October 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EOSE2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on October 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78825-S20489 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EOS ENERGY ENTERPRISES, INC.

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting. When voting, have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V78826-S20489

Eos Energy Enterprises, Inc.
Special Meeting of Stockholders
October 16, 2025 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Silberman and Elizabeth Higley, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EOS ENERGY ENTERPRISES, INC., that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EDT on October 16, 2025, via a live webcast at www.virtualshareholdermeeting.com/EOSE2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side